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                                                                      EXHIBIT 11

                        COMPUTER TASK GROUP, INCORPORATED
                    COMPUTATION OF DILUTED EARNINGS PER SHARE
                  UNDER THE TREASURY STOCK METHOD SET FORTH IN
               STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 128
                              "EARNINGS PER SHARE"

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                   QUARTER ENDED
                                                                                MARCH 30,      MARCH 31,
                                                                                  2001           2000
                                                                                ------------   ---------

Weighted-average number of shares outstanding during period                       16,383          16,076
Common Stock equivalents -
       Incremental shares under stock options plans*                                   -               -
                                                                                --------       ---------

Number of shares on which diluted earnings per share is based                     16,383          16,076
                                                                                ========       =========

Net loss for the period                                                         $ (1,380)      $  (4,771)
                                                                                ========       =========

Diluted loss per share                                                          $  (0.08)      $   (0.30)
                                                                                ========       =========
Basic loss per share                                                            $  (0.08)      $   (0.30)
                                                                                ========       =========


* As the Company has a net loss for the periods presented, the number of incremental shares under the Company's stock options plans is considered to be zero as the inclusion of such shares would cause the diluted loss per share calculation to be anti-dilutive

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